FIRSTATLANTIC
Financial Holdings, Inc.

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IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on December 14, 2017.

Vote by Internet

- Go to **www.investorvote.com/FAFH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The FFHI Board of Directors recommends a vote "FOR" the following proposals:

	For	Against	Abstain
1. **Approval of Agreement and Plan of Merger.** To authorize, approve and adopt the Agreement and Plan of Merger, dated August 16, 2017, by and between National Commerce Corporation ("NCC") and FFHI, pursuant to which FFHI will merge with and into NCC on and subject to the terms and conditions contained therein, as more fully described in the accompanying proxy statement-prospectus.	☐	☐	☐
2. **Adjournment.** To approve one (1) or more adjournments of the FFHI Special Meeting, if necessary or appropriate, in order to permit further solicitation of proxies if there are not sufficient votes to approve the merger agreement at the time of the FFHI Special Meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — FIRSTATLANTIC FINANCIAL HOLDINGS, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 14, 2017

The undersigned hereby appoints Mitchell W. Hunt, Jr. and Timothy S. Ayers, or either of them, each with full power of substitution, as Proxies to vote all shares of the $0.01 par value common stock of FirstAtlantic Financial Holdings, Inc. ("FFHI") that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held December 14, 2017, at 11:00 a.m., local time, at Hilton Garden Inn, 1201 Kings Avenue, Jacksonville, FL 32207 (the "FFHI Special Meeting"), and at any postponement or adjournment thereof.

THIS PROXY IS SOLICITED BY FFHI'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

The undersigned acknowledges that the FFHI Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the FFHI Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to FFHI, prior to the date of the FFHI Special Meeting, or by attendance at the FFHI Special Meeting and voting in person.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S)

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.